UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 20, 2020

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange
Common Stock, No Par Value	FMAO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2020, the Board of Directors of Farmers & Merchants Bancorp, Inc. (the “Company”) increased the number of its members by one, to thirteen, and named Lori A. Johnston to fill the vacancy created by such increase on the Board of Directors of both the Company and Farmers & Merchants State Bank, the wholly-owned subsidiary of the Company. Ms. Johnston resides in Grand Rapids, Ohio. She is the President of ProMedica Insurance Corporation, an affiliate of ProMedica Health System. She has been employed by ProMedica Health System and affiliates in increasing levels of responsibility since 1996. Ms. Johnson was employed by Ernst & Young, LLP in Toledo, Ohio from 1983-1996 and is a Certified Public Accountant.

As a member of the Company’s Board of Directors, Ms. Johnston will receive fees in accordance with those paid to non-employee members of the Company’s Board of Directors in general. Cash compensation is paid to directors in the form of retainers and meeting fees. The standard annual retainer for Board service is $25,000. An $800 fee is paid to a director for each Board meeting attended and a $600 fee is paid for each committee meeting. In addition, beginning in 2020 each director is paid a retainer in Company stock. For 2020 the retainer is $4,000, subject to prorated reduction for service of less than a full year. Ms. Johnston will serve on the Audit Committee of the Board of Directors.

In addition, the Company, through the Bank, regularly engages in the lending of money to Directors and executive officers, including their related interests. All such loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectability or present other unfavorable features.

Item 8.01.     Other Events.

On November 25, 2020, the Company issued a press release announcing the appointment of Lori A. Johnston to the Board of Directors of the Company and Farmers & Merchants State Bank. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Company Press Release dated November 25, 2020

104	The Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: November 25, 2020	/s/ Lars B. Eller
Lars B. Eller
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer

FORWARD-LOOKING STATEMENTS

Farmers & Merchants Bancorp, Inc. (the “Company”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by the Company, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Company Press Release dated November 25, 2020

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